                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                              For further information contact:

                              John Schoen             Jack Seller
                              COO/CFO                 Director, Marketing & PR
                              PCTEL, Inc.             PCTEL, Inc.
                              (773) 243-3000          (773) 243-3016
                              john_schoen@pctel.com   jack_seller@pctel.com



       PCTEL POSTS $18.3 MILLION IN FOURTH QUARTER REVENUE; $0.28 EPS FOR
                                    THE YEAR:

                     COMPANY'S WIRELESS TRANSITION ON TRACK


CHICAGO, IL - FEBRUARY 5, 2004 - PCTEL, Inc. (NASDAQ: PCTI), a leading provider of wireless solutions, today announced financial results for the fourth quarter ended December 31, 2003. This was the second full quarter of operating results following the company's sale of its legacy HSP modem product line to Conexant (NASDAQ: CNXT) in May 2003 as part of PCTEL's well-established wireless transition plan.

Total revenue was $18.3 million for the fourth quarter of 2003, including $13.5 million in net licensing revenue related to an intellectual property settlement with Intel. Net income for the fourth quarter of 2003 was $8.0 million, or $0.39 per diluted share, compared to net income of $2.6 million, or $0.13 per diluted share reported in the fourth quarter of 2002.

In addition to the significant intellectual property settlements during the fourth quarter, the company completed its negotiations with MAXRAD, leading to the acquisition of the leading antenna supplier just after the end of the year. MAXRAD products will add to PCTEL's wireless revenue during 2004.

All of the revenue in the fourth quarter was related to wireless and licensing products. In the fourth quarter of 2003 the company had $3.5 million in wireless revenue and $14.8 million in licensing revenue and no HSP modem revenue. In the fourth quarter of 2002, the company had $0.1 million of wireless revenue, $1.0 million of licensing revenue, and $15.2 million in HSP modem revenue.

For the year ended December 31, 2003, the company's total revenue was $45.6 million, comprised of $27.7 million of wireless and licensing revenue and $17.9 million of HSP modem revenue. In 2002 the company had $5.5 million of wireless and licensing revenue and $43.3 million of HSP modem revenue. Net income for 2003 was $5.9 million, or $0.28 per diluted share, compared to net income of $6.2 million, or $0.31 per diluted share in 2002. Earnings in 2002 included the benefit of over $7 million in inventory reserves.

"The results show that we have made progress in creating value out of our intellectual property and in focusing on high growth wireless opportunities," said Marty Singer, PCTEL's chairman and CEO. "We now have the opportunity to build upon DTI's strong presence in wireless intelligence, Segue's reputation in simplifying mobility, and MAXRAD's leadership in high performance antennas. The three product families will rely upon PCTEL's financial strength and intellectual property portfolio. We are committed to wireless excellence and expanding our global presence."

Cash and short-term investments on December 31, 2003 were $125.5 million, an increase of $16.6 million from the third quarter of 2003. As of December 31, 2003, the company has repurchased 1.54 million out of the 2.5 million shares authorized by the Board of Directors under its share buyback program. No shares were repurchased during the fourth quarter.

CONFERENCE CALL / WEBCAST
The company will hold a conference call at 4:00 PM CST (5:00 PM EST) today with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S. / Canada) or (973) 317-5317 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (800) 428-6051 (U.S. / Canada) or (973) 709-2089 (international) access code: 326192.

ABOUT PCTEL

PCTEL, founded in March 1994, is a leading provider of Wi-Fi and cellular mobility software, software-defined radio products and access technology. PCTEL's Segue(TM) software products simplify installation, roaming, Internet access and billing. Its DTI product portfolio of OEM receivers and receiver-based products, measure and monitor cellular networks. MAXRAD designs, distributes, and supports innovative antenna solutions that facilitate and simplify wireless communications. The company protects its leadership position with a portfolio of more than 130 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold or licensed to PC manufacturers, PC card and board manufacturers, wireless carriers, wireless ISPs, distributors, wireless test and measurement companies, and system integrators. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

PCTEL SAFE HARBOR STATEMENT
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding the future growth of its wireless and licensing businesses are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

                                      # # #

                                   PCTEL, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)







                                                                       Three Months Ended            Twelve Months Ended
                                                                         December 31,                   December 31,
                                                                   ---------------------------    ----------------------------
                                                                        2003          2002            2003            2002
                                                                   ------------   ------------    ------------   -------------
REVENUES                                                           $    18,311    $    16,332     $     45,600    $    48,779
COST OF REVENUES                                                           592          9,566           13,464         27,841
INVENTORY RECOVERY                                                                     (1,873)          (1,800)        (7,221)
                                                                   ------------   ------------    -------------  -------------
GROSS PROFIT                                                            17,719          8,639           33,936         28,159
                                                                   ------------   ------------    -------------  -------------
OPERATING EXPENSES:
      Research and development                                           1,715          2,343            7,808          9,977
      Sales and marketing                                                1,848          2,273            7,503          7,668
      General and administrative                                         3,092          1,699           10,387          5,453
      Amortization of goodwill and other intangible assets                 343             38            1,124             88
      Acquired in-process research and development                                                       1,100            102
      Restructuring charges                                                522            115            3,462            850
      Gain on sale of assets and related royalties                        (500)                         (5,476)
      Amortization of deferred compensation                                210            159              958            687
                                                                   ------------   ------------    -------------  -------------
           Total operating expenses                                      7,230          6,627           26,866         24,825
                                                                   ------------   ------------    -------------  -------------
INCOME FROM OPERATIONS                                                  10,489          2,012            7,070          3,334

OTHER INCOME, NET:
      Other income, net                                                    263            623            1,383          3,254
                                                                   ------------   ------------    -------------  -------------
INCOME BEFORE PROVISION FOR INCOME TAXES                                10,752          2,635            8,453          6,588
PROVISION FOR INCOME TAXES                                               2,730             20            2,575            435
                                                                   ------------   ------------    -------------  -------------
NET INCOME                                                         $     8,022    $     2,615     $      5,878    $     6,153
                                                                   ============   ============    =============  =============

Basic earnings per share                                           $      0.41    $      0.13     $       0.29    $      0.31
Shares used in computing basic earnings per share                       19,722         19,599           20,145         19,806

Diluted earnings per share                                         $      0.39    $      0.13     $       0.28    $      0.31
Shares used in computing diluted earnings per share                     20,403         19,740           20,975         20,004


                                   PCTEL, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)



                                                               December 31,            December 31,
                                                                   2003                    2002
                                                            -------------------     -------------------

                                     ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                            $          106,007      $           52,986
        Restricted cash                                                    278                     347
       Short-term investments                                           19,177                  58,405
       Accounts receivable, net                                          3,630                   5,379
       Inventories, net                                                  1,267                   1,115
       Prepaid expenses and other assets                                 1,929                   5,144
                                                            -------------------     -------------------
              Total current assets                                     132,288                 123,376
PROPERTY AND EQUIPMENT, net                                              1,197                   1,532
GOODWILL                                                                 5,561                   1,255
OTHER INTANGIBLE ASSETS, net                                             4,140                     365
OTHER ASSETS                                                                55                   2,898
                                                            -------------------     -------------------
TOTAL ASSETS                                                $          143,241      $          129,426
                                                            ===================     ===================


CURRENT LIABILITIES:
       Accounts payable                                     $              333      $            1,498
       Accrued royalties                                                 3,208                   3,658
       Income taxes payable                                              7,359                   6,289
       Deferred revenue                                                  2,960                     263
       Accrued liabilities                                               5,739                   5,050
                                                            -------------------     -------------------
              Total current liabilities                                 19,599                  16,758
LONG-TERM LIABILITIES                                                      736                     115
                                                            -------------------     -------------------
              Total liabilities                                         20,335                  16,873
                                                            -------------------     -------------------

STOCKHOLDERS' EQUITY:
       Common stock                                                         20                      20
       Additional paid-in capital                                      155,548                 152,272
       Deferred compensation                                            (2,552)                 (3,958)
       Accumulated deficit                                             (30,201)                (36,079)
       Accumulated other comprehensive income                               91                     298
                                                            -------------------     -------------------
              Total stockholders' equity                               122,906                 112,553
                                                            -------------------     -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $          143,241      $          129,426
                                                            ===================     ===================